                                                                    EXHIBIT 6.16

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (COLLECTIVELY, THE "ACTS"), AND NO SUCH REGISTRATION IS CONTEMPLATED. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS, THIS PROMISSORY NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS.


                              REVOLVING CREDIT NOTE


$600,000.00                      Houston, Texas          as of December 15, 1998


     MEGAWORLD, INC., a Delaware corporation ("Borrower"), For Value Received, promises to pay unto the order of Charles D. McPhail ("Lender"), in lawful money of the United States of America, on or before the earlier of (i) upon demand made by Lender, or (ii) December 31, 2000, such sums as the holder hereof may loan or advance to or for the benefit of Borrower on or after the date hereof in accordance with the terms hereof, together with interest on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until maturity at the rate of Six Percent (6%) per annum. Interest shall be calculated on a per annum basis of 360 days unless such calculation would result in a usurious rate, in which event, interest shall be calculated on a full calendar year basis.

     This note renews, extends, modifies, restates, and replaces, but does not extinguish any prior indebtedness, whether written or oral, providing for advances from time to time, between Borrower and Lender. THE UNPAID principal balance hereof shall at no time exceed the sum of SIX HUNDRED THOUSAND and NO/100 Dollars ($600,000.00).

     PAYMENT of this note before maturity may be made at any time or from time to time, in whole or in part, without penalty or premium. Any such payment shall be applied first to accrued interest and secondly to principal.

     THE UNPAID PRINCIPAL BALANCE of this note at any time shall be the total amounts lent or advanced hereunder by the holder hereof, less the amount of payments or prepayments of principal made hereon by or for the account of Borrower. Borrower may borrow, repay and reborrow funds under this revolving promissory note and there is no limit on the number of advances against this note so long as the total unpaid principal at any time outstanding does not exceed the face amount of the note. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made pursuant to and under the terms of this note subsequent thereto. All loans or advances and all payments or prepayments made hereunder on account of principal or interest may be endorsed by the holder hereof on the


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Schedule attached hereto and made a part hereof for all purposes. Additional
Schedule pages may be attached hereto from time to time by the holder hereof if more space is necessary. The amounts of the advances and payments recorded by Lender on the reverse hereof or on such schedule shall be binding upon Borrower as to the amount owed by Borrower. This note may be paid in full from time to time, but shall nevertheless remain in full force and effect to evidence any advances made under such revolving line of credit after any such payment in full. Borrower hereby authorizes the holder hereof to endorse on the Schedule attached to this note or any continuation thereof, all advances made to Borrower hereunder and all payments made on account of the principal thereof, which endorsements shall be prima facie evidence as to the outstanding principal amount of this note; provided, however, any failure by the holder hereof to make any endorsement shall not limit or otherwise affect the obligations of Borrower under this note.

     ADVANCES hereunder may be made by Lender, in Lender's sole and absolute discretion, at the oral or written request of any of the undersigned or of any officer or agent of Borrower designated by or acting under the authority of resolutions of the Board of Directors of Borrower, a duly certified or executed copy of which shall be furnished to the holder hereof, until written notice of the revocation of such authority is received by the Holder hereof. Borrower covenants and agrees to furnish to Lender hereof written confirmation of any such oral request within five (5) days of the resulting loan or advance, but any such loan or advance made by the Holder hereof shall be deemed to be made under and entitled to the benefits of this note irrespective of any failure by Borrower to furnish such written confirmation.

     IF ANY installment of principal and/or interest on this note is not paid when due; or if Borrower or any drawer, acceptor, endorser, guarantor, surety, accommodation party or other person liable upon or for payment of this note (each hereinafter called an "other liable party"), shall die, or become insolvent (however such insolvency may be evidenced); or if Borrower or any co-partnership of which Borrower is a member shall suspend the transaction of his, its or their usual business, or be expelled from or suspended by any stock or securities exchange or other exchange; or if any proceeding, procedure or remedy supplementary to or in enforcement of judgment shall be resorted to or commenced against, or with respect to any property of, Borrower or any such co-partnership or other liable party; or if a petition in Bankruptcy or for any relief under any law relating to the relief of debtors, re-adjustment of indebtedness, re-organization, composition or arrangement shall be filed, or any proceedings shall be instituted under any such law, by or against Borrower or any such co-partnership or other liable party; or if any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of, or assume control over the affairs or operations of, or a receiver shall be appointed of the property of, or a writ or order of attachment or garnishment shall be issued or made against any of the property of, Borrower or any such co-partnership or other liable party; or if any indebtedness of Borrower or of any such co-partnership or of other liable party for borrowed money shall become due and payable by acceleration of maturity thereof; or if Borrower or any such co-partnership or other liable party ceases to generally pay his or its debts as they become due; or if Borrower (if a corporation) shall be dissolved or be a party to any merger or consolidation without the written consent of Lender; or if Borrower or other liable party fails to furnish financial information reasonably requested by Lender; or if a default occurs under any instrument now or hereafter


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executed in connection with or as security for this note; thereupon, at the option of Lender, this note and any and all other indebtedness of Borrower to Lender shall become and be due and payable forthwith without demand, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Borrower and each other liable party.

     IF THIS NOTE is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, re-organization, arrangement or other legal proceedings for collection hereof, Borrower and each other liable party agree to pay Lender a reasonable amount as attorney's fees which is agreed to be an additional amount equal to ten percent of the unpaid principal and interest hereof. Borrower and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Borrower and each other liable party hereby expressly waive demand, notice of nonpayment, presentment, protest, notice of dishonor, bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Borrower and each other liable party hereby agree to any and all renewals, extensions for any period, rearrangements and/or partial prepayments hereon and to any release or substitution of security, in whole or in part, with or without notice, before or after maturity. Borrower and each other liable party also waive, to the full extent permitted by law, all right to plead any statute of limitation as a defense to any action hereunder.

     IT IS the intention of Borrower and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the note by the holder hereof (or, if this note shall have been paid in full, refunded to the Borrower); and (ii) in the event that maturity of this note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this note (or if this note shall have been paid in full, refunded to the Borrower).

     IN AN EVENT OF DEFAULT, if one or more of the following events of default shall occur, all outstanding principal plus unpaid interest of the Loan and any other indebtedness of Borrower to Lender shall, at the option of Lender, be due and payable immediately and Lender shall have no further obligation to fund under this Agreement or the Note:


                        Page 3 of 5 Page Promissory Note

     A. Default shall be made in the payment of any installment of principal or interest upon the Note or any other obligation of Borrower to Lender when due and payable, whether at maturity or otherwise; or

     B. Default shall be made in the performance of any term, covenant or agreement contained herein or in any deed of trust, security agreement, mortgage, assignment, guaranty or other contract or agreement evidencing, executed in connection with or securing payment or any indebtedness of Borrower to Lender; or

     C. Any representation or warranty herein contained or in any financial statement, certificate, report or opinion submitted to Lender in connection with the Loan or pursuant to the requirements of this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

     D. Any judgment against Borrower or any attachment or other levy against the property of Borrower with respect to a claim remains unpaid on appeal, undischarged, not bonded or not dismissed for a period of 30 days; or

     E. Borrower makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property, commences any action relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect, or if there is commenced against Borrower any such action, or Borrower by any act indicates its consent to or approval of any trustee for Borrower of any substantial part of its property, or suffers any such receivership or trustee to continue undischarged;

then upon the happening of any of the foregoing events of default which shall be continuing, the Note shall become and be immediately due and payable upon declaration to that effect by Lender.

     THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America except that V.T.C.A. Finance Code Section 346, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the revolving loan account created pursuant hereto. Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling as provided in V.T.C.A. Finance Code Section 303, as amended.



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     EXECUTED, by its duly authorized representative, effective as of December
15, 1998.

                                   MEGAWORLD, INC.



                                   By: /s/ CHARLES D. MCPHAIL
                                       -----------------------------------------
                                   Name: Charles D. McPhail
                                         ---------------------------------------
                                   Title: President
                                          --------------------------------------


                        Page 5 of 5 Page Promissory Note

                                    SCHEDULE
                                       OF
                 ADVANCES AND PAYMENTS OF PRINCIPAL AND INTEREST


------------------- ----------------- ---------------- ----------------- ----------------- ----------------
                                                                           OUTSTANDING
                                                                            PRINCIPAL
                                                                           BALANCE OF
                                          AMOUNT OF         AMOUNT OF         LOAN
                        AMOUNT OF         PRINCIPAL         INTEREST        FOLLOWING         NOTATION
      DATE               ADVANCE            PAID              PAID           PAYMENT           MADE BY
------------------- ----------------- ---------------- ----------------- ----------------- ----------------
5/21/99                        18,000                                               18,000
------------------- ----------------- ---------------- ----------------- ----------------- ----------------
6/11/99                         5,000                                               23,000
------------------- ----------------- ---------------- ----------------- ----------------- ----------------
7/30/99                        32,000                                               55,000
------------------- ----------------- ---------------- ----------------- ----------------- ----------------
8/4/99                                          32,000                              23,000
------------------- ----------------- ---------------- ----------------- ----------------- ----------------
8/6/99                          8,250                                               31,250
------------------- ----------------- ---------------- ----------------- ----------------- ----------------
8/20/99                         9,000                                               40,250
------------------- ----------------- ---------------- ----------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ----------------- ----------------

------------------- ----------------- ---------------- ----------------- ----------------- ----------------

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------------------- ----------------- ---------------- ----------------- ----------------- ----------------